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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 22, 1999


                                NETRATINGS, INC.
             (Exact name of registrant as specified in its charter)


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         Delaware                     000-27907                 77-0461990
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     (State or other                (Commission               (IRS Employer
jurisdiction of incorporation)     File Number)             Identification No.)
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                          830 Hillview Court, Suite 225
                           Milpitas, California 95035
               (Address of principal executive offices) (Zip Code)
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       Registrant's telephone number, including area code: (408) 957-0699


          (Former name or former address, if changed since last report)





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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     (a) This current report on Form 8-K relates to the acquisition of control of NetRatings, Inc. by Nielsen Media Research, Inc., a Delaware corporation ("NMR"). NMR is a wholly-owned subsidiary of VNU USA, Inc. ("VNU USA"), which in turn is a wholly-owned subsidiary of VNU N.V., a Netherlands corporation ("VNU").

     Prior to the transactions reported hereby, NMR was the holder of 1,644,377 shares of NetRatings common stock and warrants to purchase an aggregate of 6,553,054 shares of NetRatings common stock at a weighted average exercise price of approximately $9.95 (the "Warrants"). The Warrants are filed herewith as Exhibits 1 and 2. Pursuant to a Second Restated Rights Agreement dated September 22, 1999, which is filed herewith as Exhibit 3, NMR had the right (the "Top-Off Right") to purchase a number of additional shares of NetRatings common stock concurrently with NetRatings' initial public offering ("IPO"), at the IPO price, such that NMR would own 54% of the common stock of NetRatings that is outstanding or issuable upon the exercise of all outstanding options and warrants (including the Warrants). Under this agreement, NMR was obligated to purchase shares offered by other NetRatings stockholders before purchasing new shares issued by NetRatings. On November 9, 1999, NetRatings and NMR entered into an additional agreement (the "November 1999 Agreement") pursuant to which NMR agreed to exercise the Warrants and the Top-Off Right, upon the later to occur of (i) the closing of the IPO or (ii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Waiting Period"). Also pursuant to the November 1999 Agreement, NetRatings agreed, effective upon NMR's exercise of the Top-Off Right and the Warrants, to increase the size of its board of directors to 11 and to elect five additional NMR nominees, such that its board would consist of a total of six NMR nominees. A copy of the November 1999 Agreement is filed herewith as
Exhibit 4.

     The IPO closed on December 13, 1999, and the HSR Waiting Period expired on December 19, 1999. Accordingly, on December 22, 1999, NMR exercised the Top-Off Right by purchasing a total of 10,635,295 shares of NetRatings common stock, including 595,555 purchased from other NetRatings stockholders, at a purchase price of $17.00 per share, and exercised the Warrants in full. In the aggregate, NMR purchased 17,188,349 shares of NetRatings common stock in these transactions for a total purchase price of approximately $246 million, of which approximately $236 million represented proceeds to NetRatings and the remainder was paid to other NetRatings stockholders. As a result of these transactions, NMR became the beneficial owner of 18,832,727 shares of common stock of NetRatings, or approximately 58.7% of NetRatings' outstanding common stock.

     Pursuant to the November 1999 Agreement, on December 20, 1999, the NetRatings board of directors increased the size of the board to 11 members and elected John A. Dimling, Thomas A. Mastrelli, Gerald S. Hobbs, Daniel O'Shea and Charles E. Leonard as directors, effective as of the time when the Top-Off Right and the Warrants were exercised. These persons join David H. Harkness as the six NMR nominees on the NetRatings board.

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     VNU and an affiliate of VNU advanced the funds used by NMR to fund its purchase of common stock in the foregoing transactions. VNU and its affiliate borrowed these funds under a Revolving Credit Facility Agreement dated as of August 15, 1999 with ABN-Amro Bank ("ABN") and Merrill Lynch International as arrangers, ABN as agent and several other banks from time to time parties thereto.

     NetRatings' press release of December 22, 1999 disclosing the foregoing transactions is filed herewith as Exhibit 5.

     (b) Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibits are filed with this report:

Exhibit No.     Title
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   1.*          Common Stock Purchase Warrant issued to NMR, expiring
                December 31, 2001.
   2.**         Common Stock Purchase Warrant issued to NMR, expiring December
                31, 2004.
   3.***        Second Restated Rights Agreement.
   4.****       Agreement between NetRatings and NMR dated November 9, 1999.
   5.           Press Release dated December 22, 1999.





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*    Incorporated  by reference  to Exhibit  10.10 to  NetRatings'
     Registration Statement on Form S-1 (No. 333-87717) (the "Registration Statement").

**   Incorporated by reference to Exhibit 10.11 to the Registration Statement.

***  Incorporated by reference to Exhibit 4.1 to the Registration Statement.

**** Incorporated by reference to Exhibit 4.4 to the Registration Statement.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, NetRatings has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NETRATINGS, INC.


Date:  January 4, 2000             By: /s/  Jack R. Lazar
                                       ---------------------------------------
                                       Jack R. Lazar
                                       Vice President, Chief Financial Officer
                                       and Secretary



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                                  EXHIBIT INDEX

EXHIBIT NO.                          TITLE

   1.*          Common Stock Purchase Warrant issued to NMR, expiring
                December 31, 2001.

   2.**         Common Stock Purchase Warrant issued to NMR, expiring
                December 31, 2004.

   3.***        Second Restated Rights Agreement.

   4.****       Agreement between NetRatings and NMR dated November 9, 1999.

   5.           Press Release dated December 22, 1999.




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*    Incorporated by reference to Exhibit 10.10 to NetRatings'
     Registration Statement on Form S-1 (No. 333-87717) (the "Registration Statement").

**   Incorporated by reference to Exhibit 10.11 to the Registration Statement.

***  Incorporated by reference to Exhibit 4.1 to the Registration Statement.

**** Incorporated by reference to Exhibit 4.4 to the Registration Statement.